As filed with the Securities and Exchange Commission on February 11, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPHTHOTECH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2834	20-8185347
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 19th Floor

New York, New York 10119

(212) 845-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David R. Guyer, M.D.

Chief Executive Officer

Ophthotech Corporation

One Penn Plaza, 19th Floor

New York, New York 10119

(212) 845-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Redlick, Esq.

Brian A. Johnson, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center, 250 Greenwich Street

New York, New York 10007

Telephone: (212) 230-8800

Fax: (212) 230-8888

Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000 Fax: (212) 701-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-193681.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share	$13,800,000	$1,778

(1)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes the offering price of additional shares that the underwriters have the option to purchase.

(2)         Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, $0.001 par value per share, of Ophthotech Corporation, a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, representing an increase in the maximum aggregate offering price of $13,800,000.00. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-193681), which was declared effective by the Securities and Exchange Commission on February 11, 2014, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of February, 2014.

OPHTHOTECH CORPORATION

By:	/s/ DAVID R. GUYER
David R. Guyer, M.D.
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

	Signature	Title	Date

	/s/ DAVID R. GUYER	Chief Executive Officer and Chairman of the	February 11, 2014
	David R. Guyer, M.D.	Board of Directors (principal executive officer)

	/s/ SAMIR C. PATEL	President and Vice Chairman of the Board of	February 11, 2014
	Samir C. Patel, M.D.	Directors

	/s/ BRUCE PEACOCK	Chief Financial and Business Officer (principal	February 11, 2014
	Bruce Peacock	financial and accounting officer)

	*	Director	February 11, 2014
Axel Bolte

	*	Director	February 11, 2014
Thomas Dyrberg, M.D., D.M.Sc.

	*	Director	February 11, 2014
Nicholas Galakatos, Ph.D.

	*	Director	February 11, 2014
Michael Ross, Ph.D.

	*	Director	February 11, 2014
Glenn Sblendorio

*By:	/s/ DAVID R. GUYER	Director
David R. Guyer, M.D.
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)

*                                                     Filed as Exhibit 24.1 to the registrant’s Registration Statement on Form S-1 (333-193681) filed with the Securities and Exchange Commission on January 31, 2014.

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